Exhibit 3.85

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTIETH DAY OF FEBRUARY, A.D. 2001, AT 5 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC” TO “GATEWAY DISPOSAL SERVICES, LLC”, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2001, AT 11 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2001, AT 4 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “GATEWAY DISPOSAL SERVICES, LLC” TO “ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC”, FILED THE SECOND DAY OF DECEMBER, A.D. 2002, AT 4:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JANUARY, A.D. 2003, AT 12:01 O’CLOCK A.M.

Delaware PAGE 2

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC”.

CERTIFICATE OF FORMATION OF ADVANCED DISPOSAL SERVICES JACKSONVILLE, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services Jacksonville, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III – OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 20 day of February, 2001.

ADVANCED DISPOSAL SERVICES

JACKSONVILLE, LLC

By:

Michael A. Wodrich

Authorized Representative of Company

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT of CERTIFICATE OF FORMATION

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being a Member and Manager of Advanced Disposal Services Jacksonville, LLC (the “Company”), a limited liability company existing under the laws of the State of Delaware, does hereby state:

1. The name of this Company is Advanced Disposal Services Jacksonville, LLC.

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety and substituting in its place a new paragraph.

3. The new Article I shall read as follows:

“The name of this Limited Liability Company is Gateway Disposal Services, LLC (the “Company”).”

IN WITNESS WHEREOF, I have executed these Articles of Amendment this 12 day of April, 2001.

By: Robert L. Crawford

Its: Manager and Member

CERTIFICATE OF MERGER OF GATEWAY DISPOSAL SERVICES LLC (a Florida limited liability company) (“Merging LLC”)

with and into

GATEWAY DISPOSAL SERVICES, LLC (a Delaware limited liability company) (“Surviving LLC”)

IT IS HEREBY CERTIFIED THAT:

1. The constituent business entities participating in the merger herein certified are:

(i) Gateway Disposal Services LLC, a limited liability company, which is organized under the laws of the State of Florida; and

(ii) Gateway Disposal Services, LLC, a limited liability company, which is organized under the laws of the State of Delaware.

2. An Agreement of Merger (the “Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent business entities in accordance with Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the Surviving LLC in the merger herein certified is GATEWAY DISPOSAL SERVICES, LLC, a Delaware limited liability company, which will continue its existence as said surviving limited liability company under its present name upon the Effective Time of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4. The executed Agreement between the aforesaid constituent business entities is on file at the principal place of business of the Surviving LLC, the address of which located at 9798 Normandy Boulevard, Jacksonville, Florida 32221.

5. A copy of the aforesaid Agreement will be furnished by the Surviving LLC, on written request and without cost, to any member of the Merging LLC, any member of the Surviving LLC, any person holding an interest in the Merging LLC.

6. The Merger shall become effective at the close of business on the date and time on which this Certificate of Merger is accepted for filing by the Delaware Secretary of State (the “Effective Time”).

IN WITNESS WHEREOF, the Merging LLC and the Surviving LLC have each executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the 28th day of June, 2001.

MERGING LLC

GATEWAY DISPOSAL SERVICES LLC, a Florida limited liability company

By:

Name:	Robert L. Crawford

Title:	Member and Manager

SURVIVING LLC

GATEWAY DISPOSAL SERVICES; LLC, a Delaware limited liability company

By:

Name:	Robert L. Crawford

Title:	Member and Manager

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF FORMATION

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being a Member and Manager of Gate Disposal Services, LLC (the “Company”), a limited liability company existing under the laws of the State of Delaware, does hereby state:

1 The name of the limited liability company is Gateway Disposal Services, LLC.

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety to read as follows:

“ARTICLE I - NAME

The name of this limited liability company is Advanced Disposal Services Jacksonville, LLC (the “Company).”

3. This Certificate of Amendment shall be effective at 12:01 a.m. on January 1, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Gateway Disposal Services, LLC this 27th day of November, 2002.

GATEWAY DISPOSAL SERVICES, LLC

By:

Charles C. Appleby

President